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                                                                   EXHIBIT 99.10

                    ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT



         The undersigned, DECORA, INCORPORATED, a Delaware corporation authorized to do business in the State of New York as DECORA MANUFACTURING with an office and place of business at One Mill Street, Fort Edward, New York 12828 ("Assignor"), in consideration for loans and other credit accommodations (collectively the "Loans") by FLEET BANK ("Assignee"), to Assignor, does hereby deliver to the Assignee, and does hereby assign, pledge and grant a security interest in favor of the Assignee, in all of the Assignor's right, title and interest in and to that which is listed at Schedule A attached hereto and made a part hereof plus all additions thereto and substitutions therefor, and all sums due or hereafter due the Assignor therefrom, plus all proceeds and products arising therefrom (all hereinafter called the "Collateral").

         Upon Assignor's failure to pay all or any part of the principal or interest on the Loans when due and payable after the expiration of any applicable grace period provided therein, whether by acceleration or otherwise, the Assignee has the authority to demand and receive all sums due from the Collateral without demand on Assignor, advertisement or public or private sale, all of which are hereby expressly waived. After deducting all expenses in connection with the demand and receipt of the sums from the above mentioned Collateral, Assignee may apply the balance of the proceeds to payment of the principal and interest on the Loans, and to pay any other indebtedness of the Assignor to the Assignee, and shall pay the excess, if any, to Assignor. Assignor hereby waives to the extent permitted by law, all rights of redemption and appraisement.

         In the event that perfection of a security interest on the part of the Assignee is required by law, in terms of filing Financing Statements in offices of public record, the Assignor irrevocably authorizes Assignee to file at any time Financing Statements without its execution thereof, indicating the Assignee's security interest in the Collateral. In addition, in the event that the Assignee must make demand and receive all sums due from the Collateral as a result of Assignor's default as aforesaid, the expenses of pursuing, searching for, retaking, receiving, holding, storing, safeguarding, insuring, accounting for, advertising, preparing for sale or lease, selling, leasing, and the like, plus attorney's fees for certified public accountants, fees for auctioneers, fees for brokers and/or appraisers or any other cost of disbursements whatsoever incurredby or contracted for by the Assignee in connection with the disposition of the Collateral (including any of the foregoing incurred or contracted for by the Assignee in connection with any bankruptcy or insolvency proceedings involving the Assignor) - shall all be chargeable and constitute a lien on the Collateral. Assignor shall be liable to Assignee and on demand shall pay to the Assignee any deficiency which may remain under the Loans after such sale or other



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disposition; and Assignee agrees to remit to the Assignor any surplus resulting therefrom after payment in full of the obligations and such expenses of sale.

         It is expressly understood and agreed that, upon the payment of all indebtedness of the Assignor to the Assignee pursuant to the terms of the Loans in full, plus all accrued interest thereon, the COLLATERAL held pursuant to this Agreement shall be promptly reassigned, transferred, delivered and released to the Assignor.

         It is further agreed by the Assignor that in the event any of the Collateral is in the form of bank accounts or certificates of deposit, duly executed Assignment of Bank Account as Collateral Forms for all COLLATERAL, true copies of which are attached hereto at Schedule B will be delivered by the Assignor to the Assignee herewith, and that all said Assignment of Bank Account as Collateral Forms will be duly executed, with the corporate seal affixed.

         It is further agreed by the Assignor that in the event that any of the Collateral is transferable by stock or bond powers, that duly executed stock or bond powers will be delivered by the Assignor to the Assignee, and that all said stock or bond powers will be duly executed, with the corporate seal affixed if executed by a corporation, and that the signatures will be guaranteed by a commercial bank or a brokerage agency.

         If any of the Collateral is an instrument or other document requiring delivery to the Assignee for purposes of perfection, Assignor will deliver to the Assignee said instrument or document simultaneously herewith.

         Once the COLLATERAL is transformed or converted into an instrument or other document requiring delivery to the Assignee for purposes of perfection, Assignor will deliver to the Assignee said instrument or document within twenty-four (24) hours of said transformation.

         If any of the COLLATERAL requires a withdrawal slip or check or any written instrument for the purposes of transferring sums of money into or from the COLLATERAL, the Assignor hereby irrevocably authorizes the Assignee, and grants the Assignee full power of attorney, to make withdrawals from and deposits into the COLLATERAL in the name of the Assignor, including but not limited to signed checks, checks and withdrawal statements on behalf of the Assignor, and to endorse any check or instrument made payable to the Assignor for deposit into the COLLATERAL.

         If the undersigned are more than one, all obligations hereunder are both joint and several.

         IN WITNESS WHEREOF, the undersigned has caused this Instrument to be executed as of the 26th day of September, 1997.



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                                        DECORA, INCORPORATED
                                        d/b/a DECORA MANUFACTURING


                                        By:  ___________________________________
                                        Name:  _________________________________
                                        Title:  ________________________________




STATE OF NEW YORK    )
                     )ss.:
COUNTY OF            )

         On this ____ day of September, 1997, before me, personally came _____________________, to me personally known, who, being by me duly sworn, did depose and say that _he resides at _____________________________________________
__________________________________, that _he is the __________ of DECORA,
INCORPORATED d/b/a DECORA MANUFACTURING, the corporation described in and which executed the above Instrument; and that _he signed his/her name thereto by like order of the Board of Directors of said corporation.



                                       _________________________________________
                                       Notary Public






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                                   SCHEDULE A



         Promissory note from DECORA INDUSTRIES, INC. to DECORA, INCORPORATED d/b/a DECORA MANUFACTURING in the principal amount of Fifteen Million Two Hundred Seven Thousand and no/100 Dollars ($15,207,000.00) dated September 26, 1997, a copy of which is attached hereto as Exhibit A, and the original of which has been surrendered by DECORA, INCORPORATED d/b/a DECORA MANUFACTURING to FLEET BANK on even date herewith.







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